EXHIBIT 7a

                       EMPLOYMENT AGREEMENT


     AGREEMENT made as of the 9th day of May, 1995 between KARL H. KOSTUSIAK ("Executive") and Detection Systems, Inc., a New York corporation ("Company").

WITNESSETH:

     In consideration of the mutual covenants contained herein, the parties agree as follows:

      1. Offer of Employment and Term. The Company agrees to employ Executive in the capacity of President and Chief Executive Officer for the Term of Employment commencing as of the date of this Agreement (the "Commencement Date"). The Company agrees to provide Executive with such office, operational and administrative support as is consistent with his position. Executive's employment under this agreement will be in the vicinity of Rochester, New York. "Term of Employment" as used herein shall mean the period commencing on the Commencement Date and continuing thereafter for a period of five years, unless the Company and Executive agree in writing to extend the Term of Employment, in which case the Term of Employment shall have the meaning as determined at that time; provided, however, that Executive's employment may be earlier terminated as hereinafter set forth, in which event the Term of Employment shall mean the period from the Commencement Date through the date of such earlier termination.
          Notwithstanding any of the other provisions of this Agreement, however, this Agreement will automatically terminate upon Executive's death and thereupon all payments and non-vested benefits payable hereunder shall cease, except death benefits provided under the Company's employee plans. The Company may terminate this Agreement due to Executive's permanent disability, as determined by the Board of Directors in good faith based on the certification of an independent M.D., and thereupon all payments and non-vested benefits hereunder shall cease.
      2. Executive's Acceptance. Executive agrees to accept the executive employment described in this Agreement. Executive further agrees that he will devote his full time and best efforts during reasonable business hours to performance of the duties and responsibilities of his office during the Term of Employment. Executive also agrees not to disclose trade secrets of the Company, or to engage in any other activity which is detrimental to the interests of the Company, during the Term of Employment.
      3. Compensation and Benefits. The compensation and benefits which the Company shall provide Executive for his services during the Term of Employment shall include but not be limited to:
            (i) Base salary equal to or greater than $205,916 per year;
           (ii) Participation in all Company executive incentive compensation plans. Such incentive compensation plans shall include:
an annual cash bonus of not less than 5% of the amount by which the Company's pre-tax profits exceed $250,000, and an annual stock bonus to a maximum of 20,000 shares per year based on a formula that allows the maximum in the case of sales growth greater than 10% for a fiscal year and a pre-tax profit greater than 10% of sales. This bonus will be scaled linearly according to both sales and profit performance. The sales factor for this calculation will be 100% for 10% sales growth, and 0% for no sales growth. The profit factor will be 100% for 10% pre-tax profit, and 0% for 5% pre-tax profit.
          (iii) Grants of options under any Company employee stock option plan in such amounts as are determined by the Board of Directors or the Committee of the Board administering such plan;
           (iv) Participation in all Company pension, deferred compensation, insurance, health and welfare or other benefit plans in which the Company's senior executives are entitled to participate; and
            (v) Continuation of all plans in which the Executive participates, including existing fringe benefits and executive perquisites to which Executive is entitled as of the date of this Agreement, except that such plans, benefits and perquisites as are generally available to the Company's senior executives may be changed consistent with business conditions in a manner which does not discriminate against Executive.
      4. Termination Without Cause. The Company may terminate Executive's employment without Cause as hereinafter defined and for any reason. If Executive is terminated without Cause, Company will continue to compensate and provide benefits to Executive as if he had continued in the Company's employment under this Agreement for the then remaining balance of the Term of Employment or for a period of three (3) years from the date of termination, whichever is longer. Executive will comply with Section 8 of this Agreement while receiving such compensation.
          If Executive's employment is terminated by the Company without Cause and for any reason after termination of the term of employment but prior to the Company and the Executive reaching a written agreement with respect to the Executive's retirement benefits, Company will continue to compensate and provide benefits to Executive as if he had continued in the Company's employment under this Agreement for a period of two (2) years from the date of termination. Executive will comply with Section 8 of this Agreement while receiving such compensation.
      5.  Termination for Cause.  The Company may terminate
Executive's employment immediately and without prior notice to Executive for "Cause" as defined below. The existence of Cause shall be determined by the Company's Board of Directors (other than Executive) acting in good faith. "Cause" is defined, and shall be limited to, a good faith determination by the Board of Directors that any of the following have occurred:
     (a) Executive has misappropriated a material amount of funds or property of the company;
     (b) Executive has obtained a material personal profit from any unlawful Company transaction with a third party;
     (c) Executive has obtained a material personal profit from the use of the Company's trade secrets other than on its behalf and/or if the Company has suffered material financial harm from the disclosure of trade secrets by Executive; or
     (d) Willful and prolonged absence from work by Executive or willful refusal by Executive to perform his duties and responsibilities under circumstances which, in either case, constitute a substantial abdication of Executive's duties and responsibilities of his office.

     If Executive's employment is terminated by the Company for Cause, he shall be paid compensation and provided benefits in accordance with the provisions of the first paragraph of Section 4 above, provided that his cash compensation shall be reduced by the amount of any monetary damage suffered by the Company due to the Cause, prorated over the term of such payments.
      6. Resignation. Executive may voluntarily resign from the Company after giving 90 days' prior written notice of his intention to resign and the Term of Employment shall terminate on the effective date of such resignation. If Executive resigns or otherwise voluntarily leaves the Company's employment prior to a Change in Control, he shall forfeit all compensation and non-vested benefits, from and after the effective date of such resignation, provided in this Agreement.
      7.  Change in Control.
            (i) A "Change in Control" of the Company shall be deemed to have occurred if:
               (a)  any "person," as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
               (b) there is elected 35% or more of the members of the Board of Directors of the Company without the approval of the nomination of such members by a majority of the Board serving prior to such election;
               (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 75% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 50% of the combined voting power of the Employer's then-outstanding securities; or
               (d) the Shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
           (ii) If any Change in Control of the Company occurs and Executive's employment is terminated by the Company or the Executive within four months after the date of the Change in Control for any reason other than Executive's Death, the Company shall pay and provide to Executive the following amounts and benefits:
               (a) the sum of Executive's full base salary thro}gh the date of termination of his employment at the rate in effect at the time of termination or at the time the Change in Control occurs, whichever is higher, and an amount equal to the amount of any bonus which has been earned by him but not yet paid to him. These two amounts shall be paid to Executive in a lump sum within five days following the date of termination, or in the case of a bonus which is not readily calculable at such time, within five days after such bonus can be calculated; and
               (b) an amount equal to three times the highest total cash and stock bonus cash value compensation (including base salary and bonuses) paid Executive in any of the Company's last three fiscal years completed prior to such termination. This amount shall be paid to Executive as provided in the last sentence of subsection (a) above; and
               (c)  the benefits provided Executive under Section
3(iv), such as, but not limited to, life, accident, disability, health and travel insurance, and other benefits in effect for Executive at the time notice of termination is given or at the time the Change in Control occurs, whichever may be higher in the case of each benefit, shall be provided to Executive by the Company to the same extent as if Executive had continued to be an employee of the Company for three (3) years from such termination, and such benefits shall, to the extent that they may not be provided or paid under any benefit plan or program, be provided or paid for by the Company by means other than such plan or program.
          (iii) If applicable, the provisions of Section 7(ii) shall control over the provisions of Sections 4 and/or 5. In the event that Executive's employment is not terminated by the Company or the Executive for any reason other than the Executive's death within the four month period specified in Section 7(ii), the provisions of Sections 4 and 5 shall once again be applicable thereafter.
           (iv) In the event that the payments and benefits specified in this Section 7 would be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), as amended (or any similar tax that may hereinafter be imposed) because of "excess parachute payments," as defined in Section 280G of the Code, Executive and Employer agree that the amounts payable pursuant to this
Section 7 shall be reduced by such amount as shall be necessary to avoid the imposition of the Excise Tax.
     8. Noncompetition. If prior to a Change in Control Executive's employment terminates due to his resignation, other voluntary departure or due to termination by the Company for Cause or without Cause, for eighteen (18) months subsequent to such termination, Executive shall not, without the prior written consent of the Board of Directors of the Company, engage, as an employee, partner, consultant, venturer, entrepreneur or otherwise, in the development or sale of any product or service which is competitive with any product or service of the Company. If subsequent to a Change in Control Executive's employment terminates as above provided, Executive shall similarly refrain from competing with the Company for a period of twelve (12) months subsequent to such termination. In the event the Company terminates Executive's employment due to permanent disability as provided in Section 1, whether prior to or after a Change in Control, Executive shall not be restricted from competing with the Company immediately upon such termination.
      9. Expenses. If the Company is found by a court of competent jurisdiction to have breached this Agreement, the Company shall pay the costs and expenses incurred by Executive in any litigation seeking damages in respect of such breach or to enforce the performance of this Agreement by Company.
     10. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by prepaid and certified return receipt requested first class mail addressed:
            (i) if to the Company, to each member of the Board of Directors at the address to which the Company then addresses correspondence to such persons;
           (ii) if to Executive, at his home mailing address on file with the Company; and
          (iii) to such other address as the party to which such notice is to be given shall have notified (in accordance with the provisions of this Section 10) as its substitute address for the purpose of this Agreement.
     Any notice given as aforesaid shall be deemed conclusively to have been received on the fifth business day after such mailing.
     11. Amendment. It is agreed that no change or modification of this Agreement shall be made except in a writing signed by both parties.

     12. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.
     13. Law Governing. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York.
     14. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the employment of Executive.

        IN WITNESS WHEREOF, Executive for himself, and the undersigned director of the Company on behalf of the Company by authority of its Board of Directors, have executed this Agreement as of the day and year first above written.


                                      Executive

                                      /s/ Karl H. Kostusiak
                                      6/9/95

                                      DETECTION SYSTEMS, INC.

                                      /s/ Donald R. Adair
                                      6/21/95

                            EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 9th day of May, 1995 between DAVID B. LEDERER ("Executive") and Detection Systems, Inc., a New York corporation ("Company").

WITNESSETH:
        In consideration of the mutual covenants contained herein, the parties agree as follows:
         1. Offer of Employment and Term. The Company agrees to employ Executive in the capacity of Executive Vice President for the Term of Employment commencing as of the date of this Agreement (the
"Commencement Date"). The Company agrees to provide Executive with such office, operational and administrative support as is consistent with his position. Executive's employment under this agreement will be in the vicinity of Rochester, New York. "Term of Employment" as used herein shall mean the period commencing on the Commencement Date and continuing thereafter for a period of five years, unless the Company and Executive agree in writing to extend the Term of Employment, in which case the Term of Employment shall have the meaning as determined at that time; provided, however, that Executive's employment may be earlier terminated as hereinafter set forth, in which event the Term of Employment shall mean the period from the Commencement Date through the date of such earlier termination.
             Notwithstanding any of the other provisions of this Agreement, however, this Agreement will automatically terminate upon Executive's death and thereupon all payments and non-vested benefits payable hereunder shall cease, except death benefits provided under the Company's employee plans. The Company may terminate this Agreement due to Executive's permanent disability, as determined by the Board of Directors in good faith based on the certification of an independent
M.D., and thereupon all payments and non-vested benefits hereunder shall cease.
         2. Executive's Acceptance. Executive agrees to accept the executive employment described in this Agreement. Executive further agrees that he will devote his full time and best efforts during reasonable business hours to performance of the duties and responsibilities of his office during the Term of Employment. Executive also agrees not to disclose trade secrets of the Company, or to engage in any other activity which is detrimental to the interests of the Company, during the Term of Employment.
         3. Compensation and Benefits. The compensation and benefits which the Company shall provide Executive for his services during the Term of Employment shall include but not be limited to:
               (i) Base salary equal to or greater than $164,742 per year;
              (ii) Participation in all Company executive incentive compensation plans. Such incentive compensation plans shall include:
an annual cash bonus of not less than 4% of the amount by which the Company's pre-tax profits exceed $250,000, and an annual stock bonus to a maximum of 16,000 shares per year based on a formula that allows the maximum in the case of sales growth greater than 10% for a fiscal year and a pre-tax profit greater than 10% of sales. This bonus will be scaled linearly according to both sales and profit performance. The sales factor for this calculation will be 100% for 10% sales growth, and 0% for no sales growth. The profit factor will be 100% for 10% pre-tax profit, and 0% for 5% pre-tax profit.
             (iii) Grants of options under any Company employee stock option plan in such amounts as are determined by the Board of Directors or the Committee of the Board administering such plan;
              (iv) Participation in all Company pension, deferred compensation, insurance, health and welfare or other benefit plans in which the Company's senior executives are entitled to participate; and
               (v) Continuation of all plans in which the Executive participates, including existing fringe benefits and executive perquisites to which Executive is entitled as of the date of this Agreement, except that such plans, benefits and perquisites as are generally available to the Company's senior executives may be changed consistent with business conditions in a manner which does not discriminate against Executive.
         4. Termination Without Cause. The Company may terminate Executive's employment without Cause as hereinafter defined and for any reason. If Executive is terminated without Cause, Company will continue to compensate and provide benefits to Executive as if he had continued in the Company's employment under this Agreement for the then remaining balance of the Term of Employment or for a period of three (3) years from the date of termination, whichever is longer. Executive will comply with Section 8 of this Agreement while receiving such compensation.
             If Executive's employment is terminated by the Company without Cause and for any reason after termination of the term of employment but prior to the Company and the Executive reaching a written agreement with respect to the Executive's retirement benefits, Company will continue to compensate and provide benefits to Executive as if he had continued in the Company's employment under this Agreement for a period of two (2) years from the date of termination. Executive will comply with Section 8 of this Agreement while receiving such compensation.
         5.  Termination for Cause.  The Company may terminate
Executive's employment immediately and without prior notice to Executive for "Cause" as defined below. The existence of Cause shall be determined by the Company's Board of Directors (other than Executive) acting in good faith. "Cause" is defined, and shall be limited to, a good faith determination by the Board of Directors that any of the following have occurred:
        (a) Executive has misappropriated a material amount of funds or property of the company;
        (b) Executive has obtained a material personal profit from any unlawful Company transaction with a third party;
        (c) Executive has obtained a material personal profit from the use of the Company's trade secrets other than on its behalf and/or if the Company has suffered material financial harm from the disclosure of trade secrets by Executive; or
        (d) Willful and prolonged absence from work by Executive or willful refusal by Executive to perform his duties and responsibilities under circumstances which, in either case, constitute a substantial abdication of Executive's duties and responsibilities of his office.
        If Executive's employment is terminated by the Company for Cause, he shall be paid compensation and provided benefits in accordance with the provisions of the first paragraph of Section 4 above, provided that his cash compensation shall be reduced by the amount of any monetary damage suffered by the Company due to the Cause, prorated over the term of such payments.
         6. Resignation. Executive may voluntarily resign from the Company after giving 90 days' prior written notice of his intention to resign and the Term of Employment shall terminate on the effective date of such resignation. If Executive resigns or otherwise voluntarily leaves the Company's employment prior to a Change in Control, he shall forfeit all compensation and non-vested benefits, from and after the effective date of such resignation, provided in this Agreement.
         7.  Change in Control.
               (i) A "Change in Control" of the Company shall be deemed to have occurred if:
                  (a)  any "person," as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
                  (b) there is elected 35% or more of the members of the Board of Directors of the Company without the approval of the nomination of such members by a majority of the Board serving prior to such election;
                  (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 75% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 50% of the combined voting power of the Employer's then-outstanding securities; or
                  (d) the Shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
              (ii) If any Change in Control of the Company occurs and Executive's employment is terminated by the Company or the Executive within four months after the date of the Change in Control for any reason other than Executive's Death, the Company shall pay and provide to Executive the following amounts and benefits:
                  (a) the sum of Executive's full base salary through the date of termination of his employment at the rate in effect at the time of termination or at the time the Change in Control occurs, whichever is higher, and an amount equal to the amount of any bonus which has been earned by him but not yet paid to him. These two amounts shall be paid to Executive in a lump sum within five days following the date of termination, or in the case of a bonus which is not readily calculable at such time, within five days after such bonus can be calculated; and
                  (b) an amount equal to three times the highest total cash and stock bonus cash value compensation (including base salary and bonuses) paid Executive in any of the Company's last three fiscal years completed prior to such termination. This amount shall be paid to Executive as provided in the last sentence of subsection (a) above; and
                  (c)  the benefits provided Executive under Section
3(iv), such as, but not limited to, life, accident, disability, health and travel insurance, and other benefits in effect for Executive at the time notice of termination is given or at the time the Change in Control occurs, whichever may be higher in the case of each benefit, shall be provided to Executive by the Company to the same extent as if Executive had continued to be an employee of the Company for three (3) years from such termination, and such benefits shall, to the extent that they may not be provided or paid under any benefit plan or program, be provided or paid for by the Company by means other than such plan or program.
             (iii) If applicable, the provisions of Section 7(ii) shall control over the provisions of Sections 4 and/or 5. In the event that Executive's employment is not terminated by the Company or the Executive for any reason other than the Executive's death within the four month period specified in Section 7(ii), the provisions of Sections 4 and 5 shall once again be applicable thereafter.
              (iv) In the event that the payments and benefits specified in this Section 7 would be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), as amended (or any similar tax that may hereinafter be imposed) because of "excess parachute payments," as defined in Section 280G of the Code, Executive and Employer agree that the amounts payable pursuant to this
Section 7 shall be reduced by such amount as shall be necessary to avoid the imposition of the Excise Tax.
         8. Noncompetition. If prior to a Change in Control Executive's employment terminates due to his resignation, other voluntary departure or due to termination by the Company for Cause or without Cause, for eighteen (18) months subsequent to such termination, Executive shall not, without the prior written consent of the Board of Directors of the Company, engage, as an employee, partner, consultant, venturer, entrepreneur or otherwise, in the development or sale of any product or service which is competitive with any product or service of the Company.
If subsequent to a Change in Control Executive's employment terminates as above provided, Executive shall similarly refrain from competing with the Company for a period of twelve (12) months subsequent to such termination. In the event the Company terminates Executive's employment due to permanent disability as provided in Section 1, whether prior to or after a Change in Control, Executive shall not be restricted from competing with the Company immediately upon such termination.
         9. Expenses. If the Company is found by a court of competent jurisdiction to have breached this Agreement, the Company shall pay the costs and expenses incurred by Executive in any litigation seeking damages in respect of such breach or to enforce the performance of this Agreement by Company.
        10. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by prepaid and certified return receipt requested first class mail addressed:
               (i) if to the Company, to each member of the Board of Directors at the address to which the Company then addresses correspondence to such persons;
              (ii) if to Executive, at his home mailing address on file with the Company; and
             (iii) to such other address as the party to which such notice is to be given shall have notified (in accordance with the provisions of this Section 10) as its substitute address for the purpose of this Agreement.
        Any notice given as aforesaid shall be deemed conclusively to have been received on the fifth business day after such mailing.
        11. Amendment. It is agreed that no change or modification of this Agreement shall be made except in a writing signed by both parties.

        12. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.
        13. Law Governing. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York.
        14. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the employment of Executive.

        IN WITNESS WHEREOF, Executive for himself, and the undersigned director of the Company on behalf of the Company by authority of its Board of Directors, have executed this Agreement as of the day and year first above written.

                                      Executive

                                      /s/ David B. Lederer
                                      6/9/95

                                      DETECTION SYSTEMS, INC.

        by:  /s/ Donald R. Adair
        6/21/95